Exhibit 99.1
April 13, 2026

Exodus Movement Files Lawsuit to Compel W3C Corp to Complete Sale

OMAHA, Neb., April 13, 2026 -- Exodus Movement, Inc. (NYSE American: EXOD) ("Exodus" or “the company”), a leading self-custodial cryptocurrency platform, today announced that it has filed a lawsuit in the Delaware Court of Chancery to compel W3C Corp and its CEO Garth Howat to comply with their obligations under the November 24, 2025 Stock Purchase Agreement. Exodus has declared the loans provided to W3C to be payable on demand and exercised its rights under the related loan security. Exodus believes that it will prevail in obtaining a judicial order compelling W3C and Howat to close the transaction on the agreed-upon terms.

JP Richardson, CEO and Co-founder of Exodus commented, “We have a binding agreement with W3C and expect it to be fully honored. We’re confident in the path forward and anticipate a swift resolution.”

On April 8, 2026, Exodus obtained approvals from the United Kingdom Financial Conduct Authority needed to close its pending acquisition of the shares of W3C. With this approval, the initiation of this lawsuit, and the exercise of its rights under the loan facilities, Exodus intends to move expeditiously to close the acquisition of W3C.

Exodus’ Management team will provide an update on the W3C acquisition and outline a forward-looking roadmap for the company’s next phase of growth at The Exodus Summit May 1, 2026, in Omaha, Nebraska.

About Exodus
Founded in 2015, Exodus Movement, Inc. (NYSE American: EXOD) is pioneering self-custodial finance by giving people the tools to earn rewards, spend, manage, and swap digital assets across borders, all without giving up control. Exodus serves millions of users through its products built on a simple principle: your money should be yours.

Exodus also powers crypto infrastructure for enterprise platforms serving millions of users through its enterprise product suite. Headquartered in Omaha, Nebraska, Exodus is financial software where ownership is the default. For more information, visit exodus.com.

Investor Contact
investors@exodus.com

Exhibit 99.1
Media Contact
Aubrey Strobel/Elena Nisonoff, Halcyon Communications
exodus@halcyonpr.xyz

Disclosure Information
Exodus uses the following as means of disclosing material nonpublic information and for complying with disclosure obligations under Regulation FD: websites exodus.com/investors and exodus.com; press releases; public videos, calls, and webcasts; and social media: X (@exodus and JP Richardson’s feed @jprichardson), Facebook, LinkedIn, and YouTube.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements are based on our beliefs and assumptions and on information currently available to us as of the date hereof. In some cases, you can identify forward-looking statements by the following words: “will,” “expect,” “would,” “should,” “intend,” “believe,” “expect,” “likely,” “believes,” “views,” “estimates,” or other comparable terminology.

Forward-looking statements in this document include, but are not limited to, the Company’s ability to close the W3C transaction and the likelihood of success in its legal action. Such forward-looking statements involve a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Such factors include those set forth in “Item 1. Business” and “Item 1A. Risk Factors” of the Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2026, as well as in our other reports filed with the SEC from time to time.

All forward-looking statements are expressly qualified in their entirety by such cautionary statements. Readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.